UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

P&F Industries, Inc. (the “Registrant”) and its indirect wholly owned subsidiary, Old Stairs Co LLC (formerly known as WM Coffman LLC) (“Old Stairs”) entered into a Termination of Agreements, Settlement of Claim and Mutual General Releases (the “Release Agreement”) dated March 3, 2011 with CS Divestiture LLC (formerly known as Coffman Stairs, LLC) (“CSD”) and Visador Holdings, LLC (formerly known as Visador Holding Corporation (“Visador”).

Pursuant to the Release Agreement, among other things:

(i)	On March 4, 2011, Old Stairs paid $110,000 to Visador and the Release Agreement became effective;

(ii)
CSD and Visador agreed to release and forever discharge Old Stairs, P&F and their respective affiliates and such other related parties set forth in the Release Agreement from all of their respective known or unknown claims, liabilities and obligations, including, but not limited to, those relating to a monetary claim against Old Stairs of approximately $4.4 million;

(iii)
Old Stairs and P&F agreed to release and forever discharge CSD, Visador and their respective affiliates and such other related parties set forth in the Release Agreement from all of their respective known or unknown claims, liabilities and obligations; and

(iv)
The obligations of each party under certain agreements listed in the Release Agreement, including, but not limited to, the specific agreements set forth below (which specific agreements were originally filed with the Securities and Exchange Commission as exhibits to the Registrant’s Current Report on Form 8-K dated June 10, 2009 (the “June 2009 8-K”)) were terminated without any further obligations, liabilities, debts or duties on the part of any party thereto: (1) the Asset Purchase Agreement, dated as of June 8, 2009, between Old Stairs and CSD (the “Purchase Agreement”); (2) the Subordinated Promissory Note dated June 8, 2009, by Old Stairs in favor of CSD (the “Promissory Note”); and (3) the Management Agreement, dated June 8, 2009, between Visador and Old Stairs (the “Management Agreement”).

As previously disclosed in the June 2009 8-K, the Purchase Agreement, the Promissory Note and the Management Agreement were all entered into in connection with Old Stairs’ acquisition of assets from CSD which was consummated as of June 8, 2009.  In June 2010, Old Stair’ bank took possession of, and subsequently foreclosed upon and sold, the assets of Old Stairs (the “Foreclosure”). Upon the Foreclosure, Old Stairs ceased all business operations.

Item 1.02.                      Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 which is hereby incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: March 10, 2011

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer